As filed with the Securities and Exchange Commission on August 13, 2015

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________
FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________________

SPHERE 3D CORP.
(Exact name of registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s name into English)

________________________
Ontario, Canada	240 Matheson Blvd. East	Not Applicable
(State or other jurisdiction of	Mississauga, Ontario L4Z 1X1	(I.R.S. Employer
Incorporation or Organization)	(858) 571-5555	Identification No.)
(Address and telephone number of Registrant’s principal executive offices)

________________________
Eric L. Kelly
Chief Executive Officer
9112 Spectrum Center Boulevard
San Diego, California 92123
(858) 571-5555
(Name, address, and telephone number of agent for service)
________________________
Copy to:
Warren T. Lazarow, Esq.
Paul L. Sieben, Esq.
O’Melveny & Myers LLP
2765 Sand Hill Road
Menlo Park, California 94025
(650) 473-2600
________________________
Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.
________________________

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[  ]

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.[  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.[  ]

_______________________

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	maximum	maximum
Title of each class of	to be	offering price	aggregate	Amount of
securities to be registered	registered(1)	per unit(2)	offering price(2)	registration fee
Secondary Shares
Common Shares, no par value per share	4,454,620	$3.98	$17,729,387.60	$2,060.15

(1)

This registration statement shall also cover any additional common shares that become issuable by reason of any stock dividend, stock split or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding common shares of the registrant. This registration statement relates to the resale of common shares previously issued to a selling shareholder.

(2)

Estimated solely for the purpose of calculating the amount of registration fee pursuant to Rule 457(c) under the Securities Act. The proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the average of the high $4.14 and low $3.82 sales prices of the registrant’s common shares on The Nasdaq Global Market on August 10, 2015. The registrant is not selling any common shares in this offering and, therefore, will not receive any proceeds from this offering.

_______________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the selling shareholders are not soliciting offers to buy these securities in any state where the offer or sale of these securities is not permitted.

SUBJECT TO COMPLETION, DATED August 13, 2015

PROSPECTUS

4,454,620 Common Shares

This prospectus relates to the resale or other disposition by certain selling shareholders identified in this prospectus, or their transferees, of up to an aggregate of (i) 2,227,310 outstanding common shares and (ii) 2,227,310 common shares issuable upon the exercise of outstanding warrants. 1,621,250 common shares and warrants exercisable to purchase up to 1,621,250 common shares were issued and sold to certain selling shareholders pursuant to purchase agreements, dated on and between May 13, 2015 and May 28, 2015, between us and the selling shareholders party thereto. 606,060 common shares and warrants exercisable to purchase up to 606,060 common shares were issued and sold to certain selling shareholders pursuant to a purchase agreement, dated August 10, 2015, between us and the selling shareholder party thereto.

The selling shareholders may, from time to time, sell, transfer, or otherwise dispose of any or all of their common shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. See “Plan of Distribution” for additional information.

We are not offering any common shares for sale under this prospectus, and we will not receive any of the proceeds from the sale or other disposition of the common shares covered hereby. However, we will receive the exercise price of any warrants exercised for cash.

Our common shares are traded on The Nasdaq Global Market under the symbol “ANY”. On August 10, 2015, the last reported sale price for our common shares on Nasdaq was $4.02 per share.

We will pay the expenses related to the registration of the common shares covered by this prospectus. The selling shareholders will pay any commissions and selling expenses they may incur.

________________________

Our business and an investment in our securities involve significant risks. You should read the section entitled "Risk Factors" on page 6 of this prospectus and the risk factors incorporated by reference into this prospectus as described in that section before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

________________________

The date of this prospectus is                                        ..

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission using a “shelf” registration or continuous offering process.

You should read this prospectus, the information and documents incorporated by reference, and the additional information described under the heading “Where You Can Find Additional Information” below carefully because these documents contain important information you should consider when making your investment decision. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement or the documents incorporated by reference for copies of the actual contract, agreements or other document. See “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should rely only on the information provided in this prospectus and the information and documents incorporated by reference into this prospectus. We have not, and the selling shareholders have not, authorized anyone to provide you with different information. This prospectus is not an offer to sell these securities, and the selling shareholders are not soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common shares. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

In this prospectus, unless otherwise indicated or the context otherwise requires, references to “Sphere,” “we,” “company,” “us,” or “our” refer to Sphere 3D Corp. and its consolidated subsidiaries, and references to “selling shareholders” refer to those shareholders listed herein under “Selling Shareholders,” and their transferees.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, applicable to foreign private issuers. We anticipate filing with the SEC, within three months after the end of each fiscal year, an Annual Report on Form 40-F containing financial statements audited by an independent accounting firm. We also file with the SEC Reports of Foreign Private Issuer on Form 6-K and other information with the SEC as required by the Exchange Act. We, as a “foreign private issuer,” are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act, with respect to their purchases and sales of shares. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. You can find, copy and inspect information we file with the SEC (including exhibits to such documents) at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain additional information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a site on the Internet at http://www.sec.gov which contains reports and other information that we file electronically with the SEC. You may also review such reports and other documents we file with the SEC on our website at http://www.sphere3d.com. Information included on our website is not a part of this prospectus. This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding our common shares and us, including exhibits.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are “incorporating by reference” information into this prospectus. This means that we are disclosing important information to you by referring you to another document that has been separately filed with or furnished to the SEC. The information incorporated by reference is considered to be part of this prospectus, and certain information that we later file with or furnish to the SEC will automatically update and supersede the information contained in documents earlier filed with or furnished to the SEC or contained in this prospectus. The following documents filed with or furnished to the SEC are incorporated herein by reference:

•	Our Annual Report on Form 40-F (File No. 001-36532) filed with the SEC on March 31, 2015;

•

The description of our common shares contained in our Registration Statement on Form 8-A (File No. 001-36532) filed with the Commission on July 7, 2014 pursuant to Section 12 of the Exchange Act, and any other amendment or report filed for the purpose of updating such description;

•

The audited consolidated balance sheets of our company and subsidiaries as of December 31, 2013 and 2012, and the related audited consolidated statements of operations, equity and comprehensive income (loss), and cash flows for the years ended December 31, 2013 and 2012; the consolidated audited balance sheets of Overland Storage, Inc. and subsidiaries as of June 30, 2014 and 2013, and the related audited consolidated statements of operations, equity and comprehensive income (loss), and cash flows for the fiscal years ended June 30, 2014 and 2013; the audited consolidated balance sheets of Tandberg Data S.à r.l. and subsidiaries as of December 31, 2013 and 2012, and the related audited consolidated statements of operations, equity and comprehensive income (loss), and cash flows for the years ended December 31, 2013 and 2012; the unaudited pro forma condensed combined financial information of our company, the Overland companies and the Tandberg companies giving effect to the acquisition of the Overland companies and derived from the historical consolidated financial statements and notes thereto of our companies; the description of the terms of our merger with Overland Storage, Inc., together with Annex A; and the description of the rights of our shareholders contained in our Registration Statement on Form F-4 (File No. 333- 197569) filed with the SEC on July 23, 2014, as subsequently amended;

•

Our Reports of Foreign Private Issuer on Form 6-K (File No. 001-36532) furnished to the SEC on April 1, 2015, May 15, 2015, July 31, 2015 and August 13, 2015 (but not with respect to Exhibit 99.8, “News Release dated August 13, 2015” or Exhibit 99.1, “News Release dated August 13, 2015”); and

•

All Annual Reports on Form 40-F and all Reports of Foreign Private Issuer on Form 6-K (or portions thereof) that indicate that they are being incorporated by reference into this registration statement and that we file with the SEC on or after the date on which the registration statement is first filed with the SEC until the termination or completion of the offering under this prospectus.

Unless otherwise identified, documents or information deemed to have been furnished and not filed in accordance with SEC rules shall not be deemed incorporated by reference into this registration statement. We may incorporate future Reports of Foreign Private Issuer on Form 6-K (or portions thereof) that we furnish subsequent to the date of this prospectus by indicating in such Form 6-K (or portions thereof) that they are being incorporated by reference into this prospectus.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this registration statement.

You may obtain copies, without charge, of documents incorporated by reference in this prospectus, by requesting them in writing or by telephone from us as follows:

Sphere 3D Corp.
240 Matheson Blvd. East
Mississauga, Ontario L4Z 1X1
Attention: Investor Relations
(800) 729-8725

Exhibits to the filings will not be sent unless those exhibits have been specifically incorporated by reference in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, any prospectus supplement and the documents we incorporate by reference in this prospectus or any prospectus supplement constitute forward-looking information that involves risks and uncertainties. This forward-looking information includes, but is not limited to, statements with respect to management’s expectations regarding our future growth and business plans, business planning process, results of operations, uses of cash, performance, and business prospects. This forward-looking information may also include other statements that are predictive in nature, or that depend upon or refer to future events or conditions. Statements with the words “could”, “expects”, “may”, “will”, “anticipates”, “assumes”, “intends”, “plans”, “believes”, “estimates”, “guidance” and similar expressions are intended to identify statements containing forward-looking information, although not all forward-looking statements include such words. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances contain forward-looking information. Statements containing forward-looking information are not historical facts but instead represent management’s expectations, estimates and projections regarding future events.

Although management believes the expectations reflected in such forward-looking statements are reasonable, forward-looking statements are based on the opinions, assumptions and estimates of management at the date the statements are made, and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those projected in the forward-looking statements. These factors include, but are not limited to: our limited operating history; our ability to manage growth; our ability to integrate the businesses of Overland Storage, Inc. and V3 Systems, Inc.; the impact of competition; the investment in technological innovation; any defects in components or design of our products; the retention or maintenance of key personnel; the possibility of significant fluctuations in operating results; currency fluctuations; our ability to maintain business relationships; financial, political or economic conditions; financing risks; future acquisitions; our ability to protect our intellectual property; third party intellectual property rights; volatility in the market price for our common shares; our compliance with financial reporting and other requirements as a public company; conflicts of interests; future sales of our common shares by our directors, officers and other shareholders; dilution and future sales of common shares; acquisition-related risks and other factors described under the heading “Risk Factors”.

In addition, if any of the assumptions or estimates made by management prove to be incorrect, actual results and developments are likely to differ, and may differ materially, from those expressed or implied by the forward-looking information. Accordingly, investors are cautioned not to place undue reliance on such statements.

All of this forward-looking information is qualified by these cautionary statements. Statements containing forward-looking information are made only as of the date of such document. We expressly disclaim any obligation to update or alter statements containing any forward-looking information, or the factors or assumptions underlying them, whether as a result of new information, future events or otherwise, except as required by law.

PROSPECTUS SUMMARY

The following is only a summary and therefore does not contain all of the information you should consider before investing in our securities. We urge you to read this entire prospectus, including the matters discussed under “Risk Factors” and the risk factors incorporated by reference into this prospectus as described in that section, and the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC.

Our Company

We are a virtualization technology and data management solutions provider with a portfolio of products that address the complete data continuum. We enable the integration of virtual applications, virtual desktops, and storage into workflow, and allows organizations to deploy a combination of public, private or hybrid cloud strategies. We achieve this through the sale of solutions that are derived from its primary product groups: disk systems, virtualization, and data management and storage.

We have a global presence and maintain offices in multiple locations. Executive offices and our primary operations are conducted from our San Jose and San Diego, California locations. Our main office is located at 9112 Spectrum Center Blvd., San Diego, CA 92123. Our virtualization product development is primarily done from its research and development center near Toronto, Canada. Our European headquarters are located in Germany. We maintain additional offices in Singapore, Japan, and the United Kingdom.

We were incorporated on May 2, 2007 under the Business Corporations Act (Ontario) as “T.B. Mining Ventures Inc.”. Our registered office is located at 240 Matheson Blvd. East Mississauga, Ontario L4Z 1X1 and our main telephone number is (858) 571-5555. Our Internet address is http://www.sphere3d.com. Except for the documents referred to under “Where You Can Find Additional Information” which are specifically incorporated by reference into this prospectus, information contained on our website or that can be accessed through our website does not constitute a part of this prospectus. We have included our website address only as an interactive textual reference and do not intend it to be an active link to our website.

The Offering

Common shares offered by the selling shareholders, including	4,454,620 shares
common shares issuable upon exercise of the warrants:

Common shares to be outstanding after the offering:	41,798,667 (1)

Nasdaq Global Market symbol:	ANY

Use of proceeds:	We will not receive any of the proceeds from the sale or
other disposition of the common shares offered hereby.
However, we will receive the exercise price of any warrants
exercised for cash.

Risk factors:	See “Risk Factors” beginning on page 6 and the risk factors
incorporated by reference into this prospectus as described
in that section, and the other information included in this
prospectus or incorporated by reference for a discussion of
factors you should consider before making an investment
decision

(1)

The number of common shares shown to be outstanding is based on the number of common shares outstanding as of August 13, 2015, and includes 2,227,310 common shares issuable upon the exercise of the warrants issued pursuant to the purchase agreements. The number does not include common shares issuable or reserved for issuance upon the exercise of other outstanding warrants or options granted or available under our equity compensation plans. At our June 2015 annual meeting of our shareholders, the shareholders ratified the adoption of our 2015 Performance Incentive Plan, initially authorizing the award of up to a maximum of 8,790,315 common shares pursuant to the plan, as well as our Employee Stock Purchase Plan, authorizing the purchase by employees of up to 2,000,000 common shares under the plan.

RISK FACTORS

An investment in our securities involves a high degree of risk. In addition to the other information included in this prospectus, you should carefully consider the risk factors set forth in our most recent Annual Report on Form 40-F on file with the SEC, which is incorporated by reference into this prospectus, as well as the following risk factors, which supplement or augment the risk factors set forth in our Annual Report on Form 40-F. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and the accompanying prospectus supplement. The risks and uncertainties not presently known to us or that we currently deem immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

Risks Related to Our Common Shares and this Offering

Our stock price has been volatile and your investment in our common shares could decrease in value.

The market price for securities of technology companies, including ours, historically has been highly volatile, and the market from time to time has experienced significant price and volume fluctuations that are unrelated to the operating performance of such companies. For example, during the 12-month period ended June 30, 2015, our closing stock price has ranged from a low of $3.14 to a high of $11.15. Fluctuations in the market price or liquidity of our common shares may harm the value of your investment in our common shares. You may not be able to resell your common shares at or above the price you pay for those shares due to fluctuations in the market price caused by changes in our operating performance or prospects and other factors, including, among others:

•	actual or anticipated fluctuations in our operating results or future prospects;

•	our announcements or our competitors’ announcements of new products;

•	public reaction to our press releases, our other public announcements and our filings with the SEC;

•	strategic actions by us or our competitors;

•	changes in financial markets or general economic conditions;

•	our ability to raise additional capital as needed;

•	developments regarding our patents or proprietary rights or those of our competitors; and

•	changes in stock market analyst recommendations or earnings estimates regarding our common shares, other comparable companies or our industry generally.

Future sales of our common shares could adversely affect the market price and our future capital-raising activities could involve the issuance of equity securities, which would dilute your investment and could result in a decline in the trading price of our common shares.

We may sell securities in the public or private equity markets if and when conditions are favorable, even if we do not have an immediate need for additional capital at that time. Sales of substantial amounts of common shares, or the perception that such sales could occur, could adversely affect the prevailing market price of our common shares and our ability to raise capital. We may issue additional common shares in future financing transactions or as incentive compensation for our executive management and other key personnel, consultants and advisors. Issuing any equity securities would be dilutive to the equity interests represented by our then-outstanding common shares. The market price for our common shares could decrease as the market takes into account the dilutive effect of any of these issuances.

Sales of shares issued in recent placements may cause the market price of our shares to decline.

We have recently closed private placements and issued common shares and warrants exercisable to purchase our common shares. Further, we have agreed to register with the SEC the common shares issued in these offerings and issuable upon exercise of the warrant for resale. Upon the effectiveness of the registration statements for these offerings, the common shares issued in the offerings and issuable upon exercise of the warrants may be freely sold in the open market. The sale of a significant amount of these common shares in the open market, or the perception that these sales may occur, could cause the market price of our common shares to decline or become highly volatile.

We may have to pay liquidated damages to our investors, which will increase our negative cash flows.

In connection with our recent private placements, we entered into registration rights agreements. Under the terms of these registration rights agreements, subject to certain limited exceptions, if registration statements covering the shares issued or issuable pursuant to warrants issued in such placements have not been declared effective within the time periods specified in the registration rights agreements or we otherwise fail to comply with certain provisions set forth in the registration rights agreements, then we will be required to pay liquidated damages. There can be no assurance that the registration statements will be declared effective by the SEC or will remain effective for the time periods necessary to avoid payment of liquidated damages.

We do not expect to pay cash dividends on our common shares for the foreseeable future.

We have never paid cash dividends on our common shares and do not anticipate that any cash dividends will be paid on the common shares for the foreseeable future. The payment of any cash dividend by us will be at the discretion of our board of directors and will depend on, among other things, our earnings, capital, regulatory requirements and financial condition.

Risks Related to Intellectual Property

Although we believe we have a proprietary platform for our technologies and products, we or our customers may in the future become subject to claims for infringement of intellectual property rights owned by others. Further, to protect our own intellectual property rights, we may in the future bring claims for infringement against others.

Our commercial success depends, in part, upon not infringing intellectual property rights owned by others. Although we believe that we have a proprietary platform for our technologies and products, we cannot determine with certainty whether any existing third party patents or the issuance of any third party patents would require us to alter our technology, obtain licenses or cease certain activities. We may become subject to claims by third parties that our technology infringes their intellectual property rights. While we provide our customers with a qualified indemnity against the infringement of third party intellectual property rights, we may become subject to these claims either directly or through indemnities against these claims that we routinely provide to our end-users and channel partners.

Further, our customers may use our products in ways that may infringe the intellectual property rights of third parties and/or require a license from third parties. Although we encourage our customers to use our products only in a manner that does not infringe third party intellectual property rights, and we know that most of our clients do so, we cannot guarantee that such third parties will not seek remedies against us for providing products that may enable our customers to infringe the intellectual property rights of others. We would vigorously defend any such claims.

In addition, we may receive in the future, claims from third parties asserting infringement, claims based on indemnities provided by us, and other related claims. Litigation may be necessary to determine the scope, enforceability and validity of third party proprietary or other rights, or to establish our proprietary or other rights. Furthermore, despite precautions, it may be possible for third parties to obtain and use our intellectual property without our authorization. Policing unauthorized use of intellectual property is difficult, and some foreign laws do not protect proprietary rights to the same extent as the laws of Canada or the United States. To protect our intellectual property, we may become involved in litigation. In addition, other companies may initiate similar proceedings against us. The patent position of information technology firms in particular is highly uncertain, involves complex legal and factual questions, and continues to be the subject of much litigation. No consistent policy has emerged from the U.S. Patent and Trademark Office or the courts regarding the breadth of claims allowed or the degree of protection afforded under information technology patents.

Some of our competitors have, or are affiliated with companies having, substantially greater resources than us and these competitors may be able to sustain the costs of complex intellectual property litigation to a greater degree and for a longer period of time than us. Regardless of their merit, any such claims could:

•	divert the attention of our management, cause significant delays, materially disrupt the conduct of our business or materially adversely affect our revenue, financial condition and results of operations;
•	be time consuming to evaluate and defend;
•	result in costly litigation and substantial expenses;
•	cause product shipment delays or stoppages;
•	subject us to significant liabilities;
•	require us to enter into costly royalty or licensing agreements;
•	require us to modify or stop using the infringing technology; or
•	result in costs or other consequences that have a material adverse effect on our business, results of operations and financial condition.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale or other disposition of the common shares offered hereby. However, we will receive the exercise price of any warrants exercised for cash. To the extent that we receive cash upon exercise of any warrants, we expect to use that cash for general corporate purposes.

SELLING SHAREHOLDERS

We have prepared this prospectus to allow the selling shareholders or their donees, pledgees, transferees or other successors in interest to sell or otherwise dispose of, from time to time, up to an aggregate of 4,454,620 common shares or common shares issuable upon exercise of the warrants. The table below presents information regarding the selling shareholders, the common shares beneficially owned prior to the private placement offering and the common shares that they may sell or otherwise dispose of from time to time under this prospectus.

We do not know when or in what amounts the selling shareholders may sell or otherwise dispose of the common shares covered hereby. The selling shareholders might not sell any or all of the shares covered by this prospectus or may sell or dispose of some or all of the shares other than pursuant to this prospectus. Because the selling shareholders may not sell or otherwise dispose of some or all of the shares covered by this prospectus and because there are currently no agreements, arrangements or understandings with respect to the sale or other disposition of any of the shares, we cannot estimate the number of the shares that will be held by the selling shareholders after completion of the offering. However, for purposes of this table, we have assumed that all of the common shares covered by this prospectus will be sold by the selling shareholders.

		Beneficial Ownership (1)
	Number of	Percent		Number of	Percent
	Shares	of		Shares	of
	Beneficially	Class	Number of	Beneficially	Class
	Owned Prior	Prior	Shares	Owned	After
Name of Selling	to the	to the	Offered	After this	this
Shareholder (2)	Offering	Offering	Hereby (3)	Offering	Offering
MacFarlane Family Ventures LLC (4)	—	—	2,774,620	—	—
GMP Securities LP ITF Lynn Factor (5)	1,757,390	4.2%	1,000,000	757,390	1.8%
Countryman Investments Ltd. (6)	1,373,500	3.3%	300,000	1,073,500	2.5%
Greenlaw International LP (7)	902,938	2.1%	220,000	682,938	1.6%
Laidar Holdings Ltd (8)	110,000	*	100,000	10,000	*
Delbrook Enhanced Return Fund (9)	315,000	*	20,000	255,000	*
Delbrook Capital Advisors Inc. (10)	315,000	*	40,000	255,000	*

*	Less than 1%.

(1)

Beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act and generally includes voting and investment power with respect to securities and including any securities that grant the selling shareholder the right to acquire common shares within 60 days of August 13, 2015. Percentage ownership is based on an aggregation of the 39,571,357 common shares issued and outstanding as of August 12, 2015 and assuming full exercise of all warrants to purchase an aggregate of 2,227,310 common shares issued in this private placement. This amounts totals 41,798,667 common shares.

(2)	Unless otherwise indicated, this table is based on information supplied to us by the selling shareholders and certain of our records.
(3)	All 4,454,620 common shares offered pursuant to this prospectus were acquired in private placement offerings or are issuable upon exercise of the warrants.
(4)

Mr. Victor B. MacFarlane has voting and investment power with respect to the common shares held by this selling shareholder. The address for this selling shareholder is: 201 Spear Street 14th Floor, San Francisco, California 94105.

(5)

GMP Securities LP is a registered securities dealer under Canadian securities laws. Ms. Lynn Factor has voting and investment power with respect to the common shares held by this selling shareholder. The address for this selling shareholder is: 145 King Street West, Suite 300, Toronto, Ontario, M5H 1J8.

(6)

Mr. G. David Richardson has voting and investment power over these securities. The number of shares listed as beneficially owned includes 53,800 shares owned by Mr. G. David Richardson. The address for this selling shareholder is: 520-885 Dunsmuir St., Vancouver, B.C. VGC 1N5.

(7)

Mr. Hyonmyong Cho has voting and investment power over these securities. The number of shares listed as beneficially owned includes 4,824 shares owned by Mr. Hyonmyong Cho. The address for this selling shareholder is: 8449 Robidoux Road, Sandy, UT, 84093.

(8)

Mr. Gerald Wittenberg and Ms. Sherry Wittenberg share voting and investment power over these securities. The number of shares listed as beneficially owned includes 10,000 shares owned by Mr. Gerald Wittenberg. The address for this selling shareholder is: 6857 Churchill St, Vancouver, British Columbia, V6P 5B4.

(9)

Matthew Zabloski, Managing Director has voting and investment power over these securities, and Delbrook Enhenced Return Fund is an affiliate of  Delbrook Capital Advisers Inc. The number of shares listed or beneficially owned  includes those listed as beneficially owned by Delbrook Capital Advisers Inc. The address for this selling shareholder is: 301-525 Seymour Street, Vancouver, British Columbia, V6B3H7.

(10)

Matthew Zabloski, Managing Director has voting and investment power over these securities, and Delbrook Capital Advisers Inc. is an affiliate of Delbrook Enhenced Return Fund. The number of shares listed or beneficially owned  includes those listed as beneficially owned by Delbrook Enhenced Return Fund. The address for this selling shareholder is: 301-525 Seymour Street, Vancouver, British Columbia, V6B3H7.

PLAN OF DISTRIBUTION

We are registering the common shares previously issued and issuable upon exercise of the warrants to permit the resale of the common shares by the selling shareholders. We will not receive any of the proceeds from the sale by the selling shareholders of the common shares. We will bear all fees and expenses incident to our obligation to register the common shares.

The selling shareholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling common shares or interests in common shares received after the date of this prospectus from a selling shareholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their common shares or interests in common shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling shareholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

If the selling shareholders effect such transactions by selling common shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the common shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the common shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the common shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer the common shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common shares or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common shares in the course of hedging the positions they assume. The selling shareholders may also sell our common shares short and deliver these securities to close out their short positions, or loan or pledge the common shares to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling shareholders from the sale of the common shares offered by them will be the aggregate purchase price of the common shares less aggregate discounts or commissions, if any. Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common shares to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling shareholders and any underwriters, broker-dealers or agents that participate in the sale of the common shares or interests therein may be, “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the common shares to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling shareholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling shareholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

CAPITALIZATION AND INDEBTEDNESS

The table below sets forth our capitalization and indebtedness as of June 30, 2015, on an actual basis. You should read this table in conjunction with our consolidated financial statements and the related notes included in our Annual Report on Form 40-F, which is incorporated by reference herein.

As of June 30, 2015
(in thousands of US$)
Shareholders’ Equity
Common Shares	$114,976
Accumulated Deficit	(37,954)
Accumulated Other Comprehensive Loss	(1,489)

Total Shareholders’ Equity	75,533

Total Capitalization	$46,082

As of June 30, 2015
(in thousands of US$)

Revolving Credit Agreement	$5,000
Amended and Restated Loan and Security Agreement	4,951
Convertible Debenture (Long Term)	19,500

Total Indebtedness	$29,451

PRICE RANGE OF OUR SHARES

On December 28, 2012, our common shares commenced trading on the TSX Venture Exchange under the symbol “ANY”. On July 8, 2014, our common shares commenced trading on the Nasdaq Global Market under the symbol “ANY”. On December 10, 2014, we voluntarily delisted our common shares from the TSXV.

The tables below set forth, for the periods indicated, the per share high and low closing sales prices for our common shares as reported on the Nasdaq and the TSXV. TSXV closing prices of our common shares are presented in Canadian dollars, and the Nasdaq closing prices of our common shares are presented in U.S. dollars.

TSXV:

	ANY shares TSXV
	(in C$)
	High	Low
Annual information for 2012, 2013, 2014
2012 (from December 28, 2012)	0.80	0.74
2013	6.56	0.45
2014 (through December 10, 2014)	11.15	5.45
Quarterly information for the past two fiscal years and subsequent quarters:
2013, quarter ended
December 31	6.56	2.70
September 30	2.88	0.50
June 30	0.73	0.45
March 31	0.85	0.53
2014, quarter ended
December 31 (through December 10, 2014)	10.84	5.90
September 30	11.15	6.70
June 30	10.84	6.75
March 31	8.49	5.45

Nasdaq:

	ANY shares NASDAQ
	(in US$)
	High	Low
Annual information for 2014
2014 (from July 8, 2014)	10.00	5.21
2014, quarter ended
December 31	9.50	5.21
September 30 (from July 8, 2014)	10.00	6.15
2015, quarter ended
September 30 (through July 28, 2015)	5.71	5.03
June 30	5.17	3.14
March 31	7.13	3.47
Monthly information for the most recent six months
February 2015	4.66	3.47
March 2015	7.13	3.70
April 2015	4.27	3.14
May 2015	4.22	3.32
June 2015	5.17	3.66
July 2015	5.71	4.95

Fluctuations in the exchange rate between the Canadian dollar and the U.S. dollar will affect any comparisons of our common shares traded on the TSXV and our common shares traded on the Nasdaq.

ENFORCEABILITY OF CIVIL LIABILITIES AGAINST FOREIGN PERSONS

We are a corporation governed by the Business Corporations Act (Ontario) and by the applicable federal laws of Canada. Certain of our directors and officers and some of the experts named in this prospectus reside outside the United States and a majority of their assets are located outside the United States. It may not be possible for you to effect service of process within the United States on these persons. Furthermore, it may not be possible for you to enforce against us or them, in the United States, judgments obtained in United States courts, because a significant portion of our assets and the assets of these persons are located outside the United States.

We have been advised that there are strong defenses that can be raised as to the enforceability, in original actions in Canadian courts, of liabilities based on the United States federal securities laws or “blue sky” laws of any state within the United States and to the enforceability in Canadian courts of judgments of United States courts obtained in actions based on the civil liability provisions of the United States federal securities laws or any such state securities or blue sky laws such that the enforcement in Canada of such liabilities and judgments is not certain such that the enforcement in Canada of such liabilities and judgements is not certain. Therefore, it may not be possible to enforce those judgments against us, our directors and officers and some of the experts named in this prospectus.

OFFERING EXPENSES

The following table lists the costs and expenses payable us in connection with the sale of the common shares covered by this prospectus other than any sales commissions or discounts, which expenses will be paid by the selling shareholders. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$2060.15
Legal fees and expenses	25,000
Accounting fees and expenses	5,000
Miscellaneous expenses	5,000
Total	$37,060.15

SHARE CAPITAL

As of August 13, 2015, 39,571,357 common shares were issued and outstanding, all of which have been duly approved and are registered on our books. Our articles of amalgamation permit the issuance of an unlimited number of common shares. All of the outstanding common shares are fully paid and non-assessable. Within the past five years, more than 10% of our capital stock has been paid for with assets other than cash.

Our articles of amalgamation, bylaws, and Registration Statement on Form 8-A describe the rights attached to our common shares more fully. These documents are filed as exhibits to the registration statement of which this prospectus forms a part or are incorporated by reference. See the section entitled “Where You Can Find Additional Information” on page 1.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the Business Corporations Act (Ontario), we may indemnify a director or officer, a former director or officer or another individual who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with us or another entity on condition that (i) the individual acted honestly and in good faith with a view to our best interests or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at our request, and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual also had reasonable grounds for believing that his or her conduct was lawful. Further, we may, with court approval, indemnify an individual described above in respect of an action by or on our behalf or other entity to obtain a judgment in its favor, to which the individual is made a party because of the individual’s association with us or another entity, against all costs, charges and expenses reasonably incurred by the individual in connection with such action if the individual fulfills condition (i) above. An individual as described above is entitled as a matter of right to indemnification from us in respect of all costs, charges and expenses reasonably incurred by such individual in connection with the defense of any civil, criminal, administrative, investigative or other proceedings to which such individual is subject if he or she was not judged by a court or other competent authority to have committed any fault or omitted to do anything that he or she ought to have done, and has fulfilled conditions (i) and (ii) above.

In accordance with the Business Corporations Act (Ontario), we have agreed to indemnify each of our directors and officers against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal, administrative action or proceeding in which such individual is involved by reason of his association with us or another entity if he acted honestly and in good faith with a view to our best interests or such other entity, and he had reasonable grounds for believing that his conduct was lawful.

We maintain a policy of directors’ and officers’ liability insurance, which insures directors and officers for losses as a result of claims against our directors and officers in their capacity as directors and officers and also reimburses us for payments made pursuant to the indemnity provisions under our bylaws and the Business Corporations Act (Ontario).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL MATTERS

The validity of the common shares offered hereby will be passed upon for us by Stikeman Elliot LLP, 1155 René-Lévesque Blvd. West, 40th Floor, Montréal, QC H3B 3V2.

EXPERTS

Moss Adams LLP, 4747 Executive Drive, Suite 1300, San Diego, CA 92121, an independent registered public accounting firm, has audited our consolidated financial statements as of December 31, 2014, and for the year then ended, included in our Annual Report on Form 40-F for the year ended December 31, 2014, as set forth in its report, which is incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part. Further, Moss Adams has audited the consolidated financial statements of Overland Storage, Inc., as of June 30, 2014 and 2013, and for the years then ended, included in our Form F-4, as set forth in its report, which is incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Collins Barrow Toronto LLP, Collins Barrow Place 11 King Street West, Suite 700 Toronto, Ontario M5H 4C7, a licensed public accounting firm, has audited our consolidated financial statements at December 31, 2013 and for the year ended December 31, 2013 included in our Annual Report on Form 40-F for the year ended December 31, 2014, as set forth in its report, which is incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part. Further, Collins Barrow has audited our consolidated balance sheets, as of December 31, 2013 and 2012, and the related consolidated statements of operations, equity and comprehensive income (loss), and cash flows for the fiscal years ended December 31, 2013 and 2012 included in our Form F-4, as set forth in its report, which is incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

RSM Deutschland GmbH Wirtschaftsprüfungsgesellschaft, Friedrichstrasse 188, D-10117 Berlin, has audited the consolidated balance sheets of the Tandberg Companies, as of December 31, 2013 and 2012, and the related audited consolidated statements of operations, equity and comprehensive income (loss), and cash flows for the years ended December 31, 2013 and 2012 included in our Form F-4, as set forth in its report, which is incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 9.	Exhibits and Financial Statement Schedules

The exhibits to this registration statement are listed in the Exhibit Index that appears immediately following the signature pages of this registration statement. Such Exhibit Index is hereby incorporated in this Item 9 by reference.

Item 10.	Undertakings

(a)     The undersigned registrant hereby undertakes:

1.     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (i), (ii), and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.     To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that we include in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

5.     That, for purposes of determining liability under the Securities Act of 1933 to any purchaser, if relying on Rule 430B:

(i)     Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 13th day of August, 2015.

SPHERE 3D CORP.

By:	/s/ ERIC L. KELLY
Eric L. Kelly
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Eric L. Kelly and Kurt L. Kalbfleisch, jointly and severally, as his or her attorney-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in their capacities and on the date indicated.

Signature	Title	Date

/s/ ERIC L. KELLY	Chairman of the Board and Chief Executive Officer	August 13, 2015
Eric L. Kelly	(Principal Executive Officer)

/s/ KURT L. KALBFLEISCH	Chief Financial Officer	August 13, 2015
Kurt L. Kalbfleisch	(Principal Financial and Accounting Officer)

/s/ PETER ASHKIN	Director	August 13, 2015
Peter Ashkin

/s/ MARIO BIASINI	Director	August 13, 2015
Mario Biasini

/s/ DANIEL J. BORDESSA	Director	August 13, 2015
Daniel J. Bordessa

/s/ GLENN M. BOWMAN	Director	August 13, 2015
Glenn M. Bowman

/s/ VIVEKANAND MAHADEVAN	Director	August 13, 2015
Vivekanand Mahadevan

/s/ PETER TASSIOPOULOS	Director	August 13, 2015
Peter Tassiopoulos

EXHIBIT INDEX

Number	Description
3.1	Certificate and Articles of Amalgamation (incorporated by reference to our Form 6-K filed with the SEC on March 25, 2015).

3.2	By-laws (incorporated by reference to our Form 6-K filed with the SEC on March 25, 2015).

4.1	Form of Purchase Agreement (incorporated by reference to our Form 6-K filed with the SEC on June 2, 2015).

4.2	Form of common share certificate.

4.3	Form of Warrant (incorporated by reference to our Form 6-K filed with the SEC on June 2, 2015).

4.4	Form of Registration Rights Agreement (incorporated by reference to our Form 6-K filed with the SEC on June 2, 2015).

4.5	Form of Purchase Agreement (incorporated by reference to our Form 6-K filed with the SEC on August 13, 2015).

4.6	Form of Warrant (incorporated by reference to our Form 6-K filed with the SEC on August 13, 2015).

4.7	Form of Registration Rights Agreement (incorporated by reference to our Form 6-K filed with the SEC on August 13, 2015).

5.1	Opinion of Stikeman Elliot LLP.

23.1	Consents of Collins Barrow (consent of independent registered public accounting firm).

23.2	Consents of Moss Adams LLP (consent of independent registered public accounting firm).

23.3	Consent of RSM Deutschland GmbH Wirtschaftsprüfungsgesellschaft (consent of independent registered public accounting firm).

23.4	Consent of Stikeman Elliot LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page of the Registration Statement hereto).